SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                 Quantech Ltd.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                                  QUANTECH LTD.


                             1419 Energy Park Drive
                            St. Paul, Minnesota 55108
                            Telephone (651) 647-6370
                               Fax (651) 647-6369
                           Web Page: www.biosensor.com

                              --------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 15, 1998

                              --------------------

TO THE SHAREHOLDERS OF QUANTECH LTD.


     Please take notice that the Annual Meeting of Shareholders of Quantech Ltd. (the "Meeting") will be held, pursuant to due call by the Board of Directors of the Company, at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota on Tuesday, December 15, 1998, at 3:30 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:


     1.  To elect one (1) Class 3 director for a term of three years;

     2.  To adopt the 1998 Stock Option Plan;

     3. To adopt an amendment to the Articles of Incorporation to increase the number of authorized shares; and

     4. To transact any other business as may properly come before the Meeting or any adjournments thereof.


     Pursuant to due action of the Board of Directors, shareholders of record on November 6, 1998, will be entitled to vote at the Meeting or any adjournments thereof.


     A Proxy for the Meeting is enclosed herewith. You are requested to fill in and sign the Proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.








     St. Paul, Minnesota                             Robert Case
     November 12, 1998                               Chief Executive Officer

                                  QUANTECH LTD.


                             1419 Energy Park Drive
                            St. Paul, Minnesota 55108
                            Telephone (651) 647-6370
                               Fax (651) 647-6369
                           Web Page: www.biosensor.com

                              --------------------


                                 PROXY STATEMENT

                              --------------------


               Annual Meeting of Shareholders - December 15, 1998


                  INFORMATION CONCERNING SOLICITATION OF VOTING


     This Proxy Statement is furnished by the Board of Directors of Quantech Ltd. (the "Company") in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Tuesday, December 15, 1998, at 3:30 p.m. Central Time, at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS TO BE CONSIDERED AND IN FAVOR OF THE DIRECTOR NOMINEES LISTED HEREIN. This Proxy Statement and the accompanying Annual Report, Notice and Proxy are being mailed to shareholders on or about November 12, 1998.

     The close of business on November 6, 1998 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. At that date, the Company's outstanding voting securities consisted of 2,624,952 shares of common stock, no par value (the "Common Stock"), and 1,624,715 shares of Series A preferred stock (the "Preferred Stock") convertible into Common Stock at the rate of four shares of Common Stock for each share of Preferred Stock. On all matters which will come before the Meeting, each shareholder or his proxy will be entitled to one vote for each share of Common Stock of which such shareholder was the holder of record or had rights to acquire pursuant to Series A Preferred Stock on the record date.


     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by: (I) delivering to the principal office of the Company a written notice of revocation; or (II) filing with the Company a duly executed Proxy bearing a later date. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The costs of this solicitation will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND EXECUTIVE MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 6, 1998: (I) by each of the executive officers of the Company named in the Summary Compensation Table;
(II) by each director and director nominee; (III) by all current directors and executive officers of the Company as a group; and (IV) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                  Number of Shares          Percent of Shares
Officers and Directors(1)        Beneficially Owned       Beneficially owned(10)
------------------------------- ---------------------   ------------------------
Robert Case                           369,433 (2)                  3.9%
Gregory G. Freitag                    333,488 (3)                  3.5%
James F. Lyons                        747,908 (4)                  8.0%
Richard W. Perkins                     52,500 (5)                  0.6%
Edward E. Strickland                  583,443 (6)                  6.3%

All directors and executive
officers as a group (5 persons)     2,086,772 (7)                 20.7%

5% Shareholders
-------------------------------

The Perkin-Elmer Corporation        1,400,000 (8)                 13.3%
David S. Goldsteen, M.D.              602,631 (9)                  6.6%

     (1) The address of such persons is 1419 Energy Park Drive, St. Paul, Minnesota 55108.
     (2) Includes 48,952 shares that may be obtained upon conversion of Preferred Stock, and 320,481 shares that may be purchased upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of the record date.
     (3) Includes 15,952 shares that may be obtained upon conversion of Preferred Stock, and 317,261 shares that may be purchased upon exercise of options and warrants that are currently exercisable.
     (4) Includes 562,720 shares that may be obtained upon conversion of Preferred Stock, and 170,188 shares that may be purchased upon exercise of options and warrants that are currently exercisable.
     (5) Includes 37,500 shares that may be purchased upon exercise of options and warrants that are currently exercisable. (6) Includes 406,912 shares that may be obtained upon conversion of Preferred Stock, and 108,435 shares that may be purchased upon exercise of options and warrants that are currently exercisable. Also includes 5,000 shares, 46,716 shares that may be obtained upon conversion of Preferred Stock, and 6,380 shares that may be purchased upon exercise of options and warrants that are currently exercisable held by the Strickland Family Limited Partnership of which entity Mr. Strickland is a general partner.
    (footnotes continue on next page)

      (7)Includes 1,034,536 shares that may be obtained upon conversion of Preferred Stock, and 953,865 shares that may be purchased upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of the record date. Also includes 5,000 shares, 46,716 shares that may be obtained upon conversion of Preferred Stock, and 6,380 shares that may be purchased upon exercise of warrants that are currently exercisable held by the Strickland Family Limited Partnership of which entity Mr. Strickland is a general partner.
     (8) Includes a warrant to purchase 1.4 million shares of Quantech Common Stock at a price equal to 95% of the average of the last sale price of Quantech Common Stock for each of the 25 consecutive trading days immediately preceding the date of the first notice of exercise of the warrant provided to Quantech by Perkin-Elmer. This warrant may be exercised at any time before December 17, 2002. Perkin-Elmer's address is 761 Main Avenue, Norwalk, CT 06589.
     (9) Includes 359,088 shares that may be obtained upon conversion of Preferred Stock and 51,038 shares that may be purchased upon exercise of warrants. Dr. Goldsteen's address is IDS Center, Suite 2332, 80 South 8th Street, Minneapolis, MN 55402.
    (10) Common Shares that may be obtained upon conversion of Preferred Stock are included in the outstanding Common Stock for the purposes of this table.




                                  PROPOSAL ONE

                              ELECTION OF DIRECTOR

General

     The Company's Bylaws provide that the Board of Directors consist of three or more persons and be divided into three classes of directors of as nearly equal size as possible. Directors are elected for a term of three years and the terms are staggered so that the class of directors whose term expires is elected each year by the shareholders of the Company. There are currently five persons serving as directors. The Company is proposing that one director be elected at the Meeting to serve as a Class 3 director with a term of three years expiring in 2001, or until his successor is elected and qualified. The Board of Directors has nominated for election Mr. James F. Lyons. Mr. Lyons is currently a Class 3 director of the Company.

Board Recommendation

     The Board of Directors recommends that the nominee, Mr. Lyons, be elected as a Class 3 director to hold office for a term of three years and until his successor is duly elected and qualified.

Proxies and Voting

     Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominee. The affirmative vote of the greater of
(I) a majority of shares of Common Stock present and entitled to vote at the Meeting or (II) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Meeting is necessary to elect the nominee. A shareholder submitting a Proxy may vote for the nominee for election to the Board of Directors or may withhold his or her vote. The nominee, Mr. Lyons, has consented to being named as nominee. Should Mr. Lyons become unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Articles of Incorporation prohibit cumulative voting.

Nominee, Directors and Executive Officers

     Class 1 Director (Term Expiring 1999).

     Robert Case, age 54, has been Chief Executive Officer since June 1997 and a director of the Company since October 1996. He founded Case + Associates, Inc. in 1978 and has been its President since such time. Case + Associates is a leading consultant in the research, design, development and engineering of medical products. Its consulting activities include work for major multinational, as well as development stage, medical companies in the design of products from diagnostic instrumentation and implantable devices to surgical instruments. He has served as a Chairman of the Industrial Designers Society of America, and was a member of its national Board of Directors. Mr. Case has also been a long-time member of the Biomedical Marketing Association. In addition, Mr. Case conducts both U.S. and European seminars in product definition and development for Frost & Sullivan, the Society of Plastics Engineers, the Society for the Advancement of Medical Packaging Institute and Northwestern University. His educational background includes product design, engineering and marketing at Syracuse University, the Illinois Institute of Technology and DePaul University.

       Class 2 Directors (Term Expiring 2000)

     Richard W. Perkins, age 67, has been a director of the Company since September 1995. Since 1985, Mr. Perkins has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., Wayzata, Minnesota. Prior thereto he was a Senior Vice President of Piper Jaffray Inc., Minneapolis, Minnesota. He is also a director of Bio-Vascular, Inc., Eagle Pacific Industries, Inc., Children's Broadcasting Corporation, Lifecore Biomedical, Inc., Nortech Systems, Inc., CNS, Inc, and Vital Images, Inc.

     Edward E. Strickland, age 71, has been a director of the Company since September 1995. Mr. Strickland has been an independent financial consultant for more than seven years. From October 1990 to January 1991, he performed the duties of Chief Executive Officer while serving on the Executive Committee of the Board of Directors of Reuter, Inc. where he currently serves as their Chairman of the Board. Mr. Strickland also serves as a director of Bio-Vascular, Inc., Hector Communications Corp., and Communication Systems, Inc.

     Class 3 Nominee (Term Expiring 2001)

     James F. Lyons, age 68, has been Chairman of the Board of the Company since June 1997, and a director of the Company since September 1995. From September 1993 through October 1994, when he retired, Mr. Lyons was Chief Executive Officer of Bio-Vascular, Inc., a cardiovascular medical products company. From 1978 through 1990, Mr. Lyons was President and Chief Executive Officer of Bio-Medicus, Inc., a cardiovascular medical products company. Mr. Lyons was also a director and Chairman of the Board from 1991 through 1996 of AVECOR Cardiovascular Inc. and was a director of ATS Medical, Inc., Bio-Vascular, Inc. and Spine-Tech, Inc.

Executive Officers

      Gregory G. Freitag, age 36, has been Chief Operating Officer of the Company since June 1997, and Chief Financial Officer and Secretary of the Company since December 1995. From 1987 until joining the Company Mr. Freitag was a lawyer with the Minneapolis, Minnesota law firm of Fredrikson & Byron, P.A. As a shareholder with Fredrikson & Byron he practiced in the corporate, securities and merger and acquisition areas of law. Mr. Freitag has his J.D. and CPA, has served on securities advisory committees to the Minnesota Commissioner of Commerce, is included in the Minnesota Business Guide to Law & Leading Attorneys, and received from City Business its "40 Under 40" award recognizing Mr. Freitag as one of the Twin Cities' next generation of business and community leaders.

Director Compensation

     The Company does not currently compensate its directors. The Company has, however, granted options to its directors from time to time. In April 1998 options to purchase 10,000 shares of Common Stock were granted to Messrs. Lyons, Perkins and Strickland, directors of the Company. All of the options have an exercise price of $3.00 per share, are immediately exercisable, and expire five years from the date granted. If the 1998 Stock Option Plan is approved by the shareholders, non-employee directors will be granted an option to purchase 10,000 shares upon election to the Board and an option to purchase 2,500 shares after each shareholders meeting if the director is re-elected or his term of office continues after such shareholders meeting. See Proposal Two - Adoption of the 1998 Stock Options Plan.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to, or earned by, the Chief Executive Officer of the Company and to all executive officers whose compensation exceeded $100,000 for fiscal 1998.


                                                                                Long-Term
                                                                              Compensation
                                             Annual Compensation                 Awards
                                   ----------------------------------------    ------------
                                                                                                All Other
                                                             Other Annual      Securities        Compen-
Name and                Fiscal      Salary       Bonus       Compensation      Underlying        sation
Principal Position       Year        ($)          ($)             ($)          Options (#)        ($)
--------------------    -------    ---------     -------     --------------    ------------    ----------
Robert Case,            1998          $0           0               0             102,500           0
CEO                     1997          $0           0               0              12,500           0

Gregory G. Freitag,     1998       $125,000        0               0             115,000
COO, CFO                1997       $125,000        0               0                0              0
                        1996       $ 72,917        0               0             25,000            0

Robert R. McKiel,       1998       $119,792        0             $5,200(1)          0              0
former Executive        1997       $125,000        0               0                0              0
VP of R & D             1996       $117,500        0               0                0              0
------------------------

(1) Other Annual Compensation for Mr. McKiel consisted of amounts paid for consulting services pursuant to an arrangement in connection with his resignation from the Company.



Option/SAR Grants During 1998 Fiscal Year

      The following table provides information related to options granted to the named executive officers during fiscal 1998. The Company has not granted any stock appreciation rights.



                                                Individual Grants
----------------------- --------------------- - ------------------ -- ------------- -- ----------------
                        Number of Securities    Percent of Total
                             Underlying           Options/SARs
                            Options/SARs           Granted to         Exercise or
                              Granted             Employees in         Base Price        Expiration
Name                            (#)               Fiscal Year           ($/Share)           Date
----------------------- ---------------------   -----------------    -------------    -----------------
Robert Case                   2,500 (1)               0.6%              $3.00          April 3, 2003
Robert Case                 100,000 (2)              25.3%              $3.00          July 14, 2002
Gregory G. Freitag           90,000 (2)              22.7%              $3.00          July 14, 2002
Gregory G. Freitag           25,000 (2)               6.3%              $3.00         December 1, 2000
Robert R. McKiel                 0                    N/A                N/A                N/A
------------------------


(1) Such option is a nonqualified stock option with 1,667 shares immediately exercisable and 833 shares exercisable on April 3, 1999.
(2)   Such option is an incentive stock option and is immediately exercisable.

Option Exercises and Value of Options at End of Fiscal 1998

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the year-end value of unexercised options.


                                                Number of Unexercised
                    Shares                      Securities Underlying              Value of Unexercised
                   Acquired                         Options at End                 In-the-Money Options
                      on         Value            of Fiscal 1998 (1)           at End of Fiscal 1998 (1)(2)
                                             -----------------------------    -------------------------------
 Name              Exercise     Realized     Exercisable     Unexercisable    Exercisable      Unexercisable
---------------    ---------    ---------    -----------     -------------    -----------      --------------
Robert Case           0           N/A         114,167            883           $25,417             $208
Gregory G.
Freitag               0           N/A         115,000             0            $28,750              $0
Robert R.
McKiel                0           N/A          41,542             0               $0                $0
------------------------



(1) The shares represented for Mr. McKiel were granted as warrants to purchase Common Stock and not options. As such, these shares are not included in the Company's Nonqualified Stock Option Plan described below.
(2) Value based on market value of the Company's Common Stock on June 30, 1998 ($3.25 per share closing price) less the exercise price.

Compensation Arrangements

      In December 1997, the Company entered into "at will" employment agreements with Mr. Case and Mr. Freitag (the "Employment Agreements"). Mr. Case's employment agreement provides that if his employment is terminated by the Company due to a sale of substantially all of the assets of the Company or a change in the control of more than 50% of the Company's Capital Stock by an acquiring party, he would receive a lump-sum payment of $150,000. Mr. Freitag's employment agreement provides for a base salary of $125,000 per year and further provides that if his employment is terminated by the Company "without cause" he would receive six months' salary, except in the event his employment is terminated as a result of a sale of substantially all of the assets of the Company or a change in the control of more than 50% of the Company's Common Stock by an acquiring party he would receive a lump-sum payment of one year's salary and bonus.

Nonqualified Stock Options


      On September 3, 1996, the Company's Board of Directors adopted the Quantech Ltd. Nonqualified Stock Option Plan (the "Plan"). The Plan provides for the granting of nonqualified options to purchase Common Stock of the Company to employees, directors and members of the Company's Scientific Advisory Board. A total of 465,750 shares of the Company's Common Stock have been reserved for issuance upon exercise of options granted under the Plan. Outstanding options for the purchase of up to 465,750 shares of Company Common Stock have been granted under the Plan of which 427,418 have vested. The Company's Compensation Committee has complete discretion to determine the persons to whom options are granted under the Plan and to set the terms of such options including, but not limited to, terms relating to price (which generally will be the fair market value of the Company's Common Stock on the date of grant), duration, vesting, termination and the number of shares subject to such option. The Plan will continue for an indefinite period until terminated by the Board of Directors or Compensation Committee. No additional options will be granted under this plan if the 1998 Stock Option Plan is adopted at the Company's 1998 Annual Meeting.


Certain Transactions

      In March 1998, the Company issued warrants to purchase 60,000 and 15,000 shares of its Common Stock to James F. Lyons and Edward E. Strickland, respectively, directors of the Company, as compensation for the guarantee of a $500,000 bank loan to the Company. The warrants have an exercise price of $0.75. The amount under such loan was increased by $250,000 in August and such directors received additional options in September to purchase an aggregate of 75,000 shares of Common Stock at $1.13 per share for their extension of the guarantee to this amount. In April 1998, the Company issued a warrant to purchase 2,500 shares of its Common Stock to Gregory G. Freitag, the Company's COO and CFO, as compensation for providing short term loans to the Company on several occasions during 1997 and 1998. The warrant has an exercise price of $1.49.

                                  PROPOSAL TWO

                     ADOPTION OF THE 1998 STOCK OPTION PLAN

      In April 1998, the Company's Board of Directors adopted the 1998 Stock Option Plan (the "Plan") and reserved 2,000,000 shares for issuance thereunder subject to approval of the Company's shareholders at the 1998 annual meeting. If any options granted under the 1998 plan expire or are terminated prior to being exercised in full, then the unexercised portion of such options will once again be available for additional option grants. Options to purchase 965,250 shares of Common Stock have been issued pursuant to the Plan subject to its approval.

      The purpose of the Plan is to promote the success of the Company and its subsidiaries by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company will depend to a large degree.

      Under the 1998 Stock Plan, all employees, officers and directors (including Non-Employee Directors) of the Company or a subsidiary, and consultants and advisors who perform bona fide services for the Company or a subsidiary, provided such services are not in connection with the offer or sale of securities in a capital raising transaction, are eligible to receive stock options. It is the intention of the Company to grant options which qualify as incentive stock options ("ISOs") under section 422 of the Internal Revenue Code, as well as nonqualified stock options ("NSOs"). The 1998 Plan is administered by the Board of Directors or by a Committee appointed by the Board (referred to as the "Administrator") which selects the individuals to whom options will be granted, the number of shares subject to each option and the exercise price and terms and conditions of each option.

      The exercise price for ISOs cannot be less than 100% of the fair market value of the Common Stock per share on the date the option is granted, and, in the case of ISOs granted to holders of more than 10% of the voting power of the Company, not less than 110% of such fair market value. The term of an option cannot exceed 10 years, and the term of an ISO granted to a holder of more than 10% of the voting power of the Company cannot exceed five years. The exercise price for NSOs is generally 100% of the fair market value of the Common Stock per share on the date the option is granted unless otherwise determined by the Administrator, provided that the exercise price is not less than 85% of the fair market value of the Common Stock per share on the date granted.

      Non-Employee Directors of the Company are granted upon election an option to purchase 10,000 shares of Common Stock at a price per share equal to 100% of the fair market value of the Common Stock on such date. One-third of such options are exercisable immediately, with one-third becoming exercisable on each of the second and third anniversaries of the date of grant. After each shareholders meeting, if the director is re-elected or his term of office continues after such shareholders meeting, each Non-Employee Director is granted an option to purchase 2,500 shares of the Common Stock at an exercise price per share equal to 100% of the fair market value of the Common Stock on such date. These options are immediately exercisable.

Board Recommendation and Shareholder Vote Required

     The Board of Directors recommends a vote FOR adoption of the 1998 Stock Option Plan. Approval of the adoption of the 1998 Stock Option Plan requires the affirmative vote of the greater of (I) a majority of the number of shares of Common Stock present and entitled to vote at the Meeting or (II) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Meeting.

                                 PROPOSAL THREE

        ADOPTION OF AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES


     Article 3.1 of the Company's Articles of Incorporation provides that the aggregate number of shares of all classes of stock which the Company shall have the authority to issue is Twelve Million Five Hundred Thousand (12,500,000) shares consisting of 10,000,000 shares of Common Stock and 2,500,000 shares of Series A Convertible Preferred Stock. The Board of Directors recommends to the shareholders that Article 3.1 of the Company's Articles of Incorporation be amended to increase the number of authorized shares of the Common Stock to Seventy Five Million (75,000,000) shares. Of the 75 million shares, 50 million shares have been deemed Common Stock, 2.5 million have been deemed Series A Convertible Preferred Stock, and 22.5 million shares deemed undesignated shares.


     The undesignated shares allow the Board of Directors of the Company to designate the shares and issue them upon such terms and at such times as it considers appropriate without further shareholder approval. This flexibility allows for a greater ability to structure future financings or transactions, if required. However, in the event of a proposed merger, tender offer or other attempt to gain control of the Company of which the Board does not approve, the unissued Common Stock, through the dilution of percentage ownership, and the undesignated shares, through the issuance of a series of stock with certain rights and preferences, could allow the Board to impede the completion of such a transaction. An effect of the proposed amendment, therefore, may be to deter a future takeover attempt. The Board does not intend to issue any shares except on terms which the Board deems to be in the best interests of the Company and its then existing shareholders. Neither the Board of Directors nor management of the Company is aware of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer or solicitation of proxies in opposition to management.


     Of the shares now authorized for issuance, as of November 6, 1998, 1,624,715 shares were issued and outstanding as Series A Preferred Stock, 2,624,952 shares were issued and outstanding as Common Stock, an additional 4,256,287 shares of Common Stock were reserved for issuance pursuant to stock options and warrants, and 6,498,860 shares of Common Stock were reserved for conversion of the Preferred Stock. Currently the total number of shares of Common Stock issued or subject to issuance pursuant to options, warrants and conversion of Preferred Stock exceeds the number of authorized shares. Messrs. Case, Lyons, and Freitag have agreed not to exercise warrants or options or convert Preferred Stock held by them until sufficient shares of Common Stock are authorized.


     Management and the Board of Directors believe that it is desirable to increase the number of authorized shares of Common Stock and undesignated shares available for issuance as recommended to enable the Company to issue Common Stock or other shares in the future to finance its business, for issuance pursuant to stock options so as to continue to retain and obtain qualified employees, directors and scientific advisors, for issuance pursuant to currently outstanding warrants and warrants that could be issued to strategic partners, for issuance in the event shares of Preferred Stock are converted to Common, and for possible issuance in connection with acquisitions or other business combinations. The Company has no present plans, understandings or agreements for issuance or use of the proposed additional shares in connection with any acquisitions or business combinations. However, the Board of Directors believes that the proposed increase is desirable so that, as the need may arise, the Company will have more financial flexibility and be able to issue shares of equity securities, without the expense and delay of a special shareholders' meeting, in connection with possible equity financing, future opportunities for expanding the business through investments, strategic arrangements or acquisitions and employee benefit plans or other purposes.

     Accordingly, the Board of Directors recommends that Article 3.1 of the Articles of Incorporation of the Company be amended as follows:

                                   ARTICLE 3.1
                                  CAPITAL STOCK

         The aggregate number of shares the corporation has the authority to issue shall be 75,000,000, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 50,000,000 common shares, 2,500,000 Series A preferred shares, and 22,500,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

Board Recommendation and Shareholder Vote Required

     The Board of Directors recommends a vote FOR an amendment to Article 3.1 of the Articles of Incorporation. Approval of the adoption of the amendment to the Articles of Incorporation requires the affirmative vote of the greater of (I) a majority of shares of Common Stock present and entitled to vote at the Meeting or (II) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Meeting.


                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Company at its office located at 1419 Energy Park Drive, St. Paul, Minnesota 55108 on or before July 15, 1999 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting. Shareholder proposals intended to be presented at the next annual meeting but not included in the Company's proxy statement and proxy will be considered untimely if received by the Company after September 28, 1999.


                                  OTHER MATTERS

Board of Directors and Committees

     The Board of Directors held three meetings during the fiscal year ended June 30, 1998. Each director attended all of these meetings. The directors also meet informally from time to time to discuss issues concerning the Company and take action through unanimous written consent. The Company has Audit and Compensation Committees, but does not have a Nominating Committee of the Board of Directors.

     The Audit Committee is comprised of directors Perkins, Lyons and Strickland with Mr. Strickland as Chairman. The Audit Committee has the responsibility of selecting Quantech's independent auditors and communicating with such auditors on matters of auditing and accounting. The Audit Committee met once during the fiscal year ended June 30, 1998 and all members were present.

     The Compensation Committee is also comprised of directors Perkins, Lyons and Strickland with Mr. Lyons as Chairman. The Compensation Committee has the responsibility of reviewing on an annual basis all officer compensation and administering any employee options and plans related thereto. The Compensation Committee met one time during the fiscal year ended June 30, 1998 and all members were present. The Compensation Committee also meets informally to discuss compensation issues and takes action through unanimous written consent.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied except with respect to Mr. Lyons who filed two Forms 4 late reporting two transactions and Mr.
Freitag who filed one Form 4 late reporting one transaction.

Independent Auditors

      McGladrey & Pullen, LLP served as the Company's independent auditors for the fiscal year ended June 30, 1998 and has been selected to serve for the current year. Representatives of McGladrey & Pullen, LLP will be present at the Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from shareholders.


Form 10-KSB

      The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, as filed with the Securities and Exchange Commission, including the Financial Statements. The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-KSB upon the payment, in advance, of reasonable fees related to the Company's furnishing such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to Gregory Freitag, Chief Financial Officer, at the Company's principal address.


Other Business

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. In voting by proxy in regard to the matters presented, shareholders may vote in favor of the item, against the item or abstain from voting. Shareholders should specify their choices on the enclosed Proxy. Any Proxy on which no direction is specified will be voted in favor of each of the matters to be considered.

     The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting. Should any other matters be properly presented, the persons named in the enclosed form of Proxy will vote the Proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.




Dated: November 12, 1998                              Robert Case
                                                      Chief Executive Officer

                                  Quantech Ltd.
                    ----------------------------------------

                  PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 15, 1998

               --------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert Case and Gregory G. Freitag, officers of the Company, with full power of substitution, his or her Proxy to represent and vote, as designated below, all shares of Quantech Ltd. registered in the name of the undersigned, with the powers the undersigned would possess if personally present at the Company's 1998 Annual Meeting of Shareholders to be held on Tuesday, December 15, 1998, at 3:30 p.m. Central Time, at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at any adjournment thereof, hereby revoking all proxies previously given with respect to the meeting.


     The Board of Directors recommends that you vote "FOR" each proposal

1.   ELECT JAMES F. LYONS AS A CLASS 3 DIRECTOR OF THE COMPANY:


     [  ]  FOR nominee            [  ]  WITHHOLD AUTHORITY to vote for nominee


2. ADOPT THE 1998 STOCK OPTION PLAN:


     [  ]  FOR             [  ]   AGAINST                   [  ]    ABSTAIN


3. AMEND ARTICLES OF INCORPORATION to increase the number of authorized shares to 75,000,000 shares consisting of 50,000,000 Common Shares, 2,500,000 Series A Preferred Shares and 22,500,000 undesignated shares:


     [  ]  FOR              [  ]   AGAINST                    [  ]   ABSTAIN

4.   OTHER MATTERS:  In their discretion, the appointed Proxies are


     [  ]   Authorized                  [  ]   Not Authorized

     to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS #1, #2 AND #3 AND WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL #4.


     Dated: November 12, 1998

                                            ------------------------------------
                                            PLEASE DATE AND SIGN ABOVE exactly
                                            as name(s) appear at the left.
                                            Executors, administrators, trustees,
                                            guardians, etc., should indicate
                                            capacity when signing. For stock
                                            held in Joint Tenancy, each joint
                                            owner should sign.